EXHIBIT 16.1

July 1, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Ameritrans Capital Corporation (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report dated July 1, 2003. We agree with the statements concerning Marcum & Kliegman, LLP in such Form 8-K.

                                         Very truly yours,


                                         /s/ Marcum & Kliegman, LLP
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                                         Marcum & Kliegman, LLP